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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
National Semiconductor Corporation:

We consent to the use of our reports dated July 26, 2006 with respect to the consolidated balance sheets of National Semiconductor Corporation and subsidiaries as of May 28, 2006, and May 29, 2005, and the related consolidated statements of income, comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended May 28, 2006, and related financial statement schedule, and management's assessment of the effectiveness of internal control over financial reporting as of May 28, 2006 and the effectiveness of internal control over financial reporting as of May 28, 2006, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP

Mountain View, California
June 6, 2007

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Consent of Independent Registered Public Accounting Firm